AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of March 19, 1997

                                  by and among

                         INSIGNIA FINANCIAL GROUP, INC.,

                                  as Borrower,

                         the Lenders referred to herein,


                  FIRST UNION NATIONAL BANK OF SOUTH CAROLINA,
                             as Administrative Agent

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent

                                TABLE OF CONTENTS


ARTICLE I   -  DEFINITIONS.................................................  1

SECTION 1.1    Definitions.................................................  1
SECTION 1.2    General..................................................... 16
SECTION 1.3    Other Definitions and Provisions............................ 16



ARTICLE II -   CREDIT FACILITY............................................. 16

SECTION 2.1     Revolving Credit Loans..................................... 16
SECTION 2.2     Procedure for Advances of Loans........................ ... 17
SECTION 2.3     Repayment of Loans......................................... 17
SECTION 2.4     Revolving Credit Notes..................................... 18
SECTION 2.5     Permanent Reduction of the Aggregate Commitment............ 18
SECTION 2.6     Termination of Credit Facility............................. 19
SECTION 2.7     Use of Proceeds............................................ 19
SECTION 2.8     Optional Increase In Commitments...... .................... 19



ARTICLE III -   GENERAL LOAN PROVISIONS.................................... 21

SECTION 3.1     Interest................................................... 21
SECTION 3.2     Notice and Manner of Conversion or Continuation of Loans... 23
SECTION 3.3     Fees....................................................... 23
SECTION 3.4     Manner of Payment.......................................... 24
SECTION 3.5     Crediting of Payments and Proceeds......................... 24
SECTION 3.6     Adjustments...............................................  24
SECTION 3.7     Nature of Obligations of Lenders Regarding Loans;
                        Assumption by the Administrative Agent............. 25
SECTION 3.8     Changed Circumstances..................                     26
SECTION 3.9     Reimbursement..........................                     28
SECTION 3.10    Capital Requirements........................................29
SECTION 3.11    Taxes.......................................................29
SECTION 3.12    Claims for Increased Costs and Taxes....................... 31



ARTICLE IV-     CLOSING; CONDITIONS OF CLOSING AND BORROWING............... 31

SECTION 4.1     Closing........................................  .......... 31
SECTION 4.2     Conditions to Closing and Initial Loan..................... 31
SECTION 4.3     Conditions to All Loans.................................... 35
SECTION 4.4     Delivery of Certificates by Administrative Agent........... 35

ARTICLE V -      REPRESENTATIONS AND WARRANTIES OF THE BORROWER............ 35
SECTION 5.1      Representations and Warranties............................ 35
SECTION 5.2      Survival of Representations and Warranties, Etc........... 42



ARTICLE VI  -     FINANCIAL INFORMATION AND NOTICES........................ 42

SECTION 6.1       Financial Statements and Information..................... 42
SECTION 6.2       Officer's Compliance Certificate......................... 43
SECTION 6.3       Accountants' Certificate.................... ............ 44
SECTION 6.4       Other Reports............................................ 44
SECTION 6.5       Notice of Litigation and Other Matters................... 44



ARTICLE VII  -    AFFIRMATIVE COVENANTS.................................... 45

SECTION 7.1       Preservation of Corporate Existence and Related Matters.. 45
SECTION 7.2       Maintenance of Property.................................  45
SECTION 7.3       Insurance................................................ 45
SECTION 7.4       Accounting Methods and Financial Records................. 46
SECTION 7.5       Payment and Performance of Obligations................... 46
SECTION 7.6       Compliance With Laws and Approvals....................... 46
SECTION 7.7       Environmental Laws....................................... 46
SECTION 7.8       Compliance with ERISA.................................... 46
SECTION 7.9       Compliance With Agreements............................... 47
SECTION 7.10      Visits and Inspections.............................. .... 47
SECTION 7.11      Material Subsidiaries.................................... 47
SECTION 7.12      Ownership Pledges........................................ 47
SECTION 7.13      Pledge of REIT Stock................................. ... 48
SECTION 7.14      REIT Status.............................................. 48
SECTION 7.15      Further Assurances....................................... 48



ARTICLE VIII  -   FINANCIAL COVENANTS........... .......................... 48

SECTION 8.1       Minimum Net Worth........................................ 48
SECTION 8.2       Maximum Leverage......................................... 49
SECTION 8.3       Senior Debt Leverage Ratio............................... 49
SECTION 8.4       Interest Coverage Ratio.................................. 49
SECTION 8.5       Minimum Management, Administration and Other Revenue..... 49

ARTICLE IX  -     NEGATIVE COVENANTS....................................... 49

SECTION 9.1       Limitations on Debt...................................... 49
SECTION 9.2       Limitations on Contingent Obligations.................... 50
SECTION 9.3       NEGATIVE PLEDGE; LIMITATION ON LIENS..................... 50
SECTION 9.4       Limitations on Loans, Advances, Investments
                    and Acquisitions...........................             51
SECTION 9.5       Limitations on Mergers and Liquidation................... 53
SECTION 9.6       Limitations on Sale of Assets......................... .. 53
SECTION 9.7       Limitations on Dividends and Changes in Capital Structure.54
SECTION 9.8       Limitations on Exchange and Issuance of Securities........54
SECTION 9.9       Transactions with Affiliates..............................54
SECTION 9.10      Certain Accounting and Management Changes..............   55
SECTION 9.11      Amendments; Payments and Prepayments of Subordinated Debt.55
SECTION 9.12      MAE, IPT and Other Agreements.............................55
SECTION 9.13      Lines of Business.........................................55
SECTION 9.14      Restrictive Agreements....................................55



ARTICLE X -       DEFAULT AND REMEDIES..................................... 56

SECTION 10.1      Events of Default........................................ 56
SECTION 10.2      Remedies................................................. 58
SECTION 10.3      Rights and Remedies Cumulative; Non-Waiver; etc.......... 59



ARTICLE XI  -     THE AGENTS............................................... 59

SECTION 11.1      Appointment and Authorization............................ 59
SECTION 11.2      Delegation of Duties..................................... 59
SECTION 11.3      Exculpatory Provisions................................... 60
SECTION 11.4      Reliance by the Agents................................... 60
SECTION 11.5      Notice of Default........................................ 60
SECTION 11.6      Non-Reliance on the Agents and Other Lenders............. 61
SECTION 11.7      Indemnification.......................................... 61
SECTION 11.8      Agent in Its Individual Capacity......................... 61
SECTION 11.9      Resignation of the Administrative Agent;
                       Successor Administrative Agent...................... 62



ARTICLE XII -      MISCELLANEOUS........................................... 62

SECTION 12.1       Notices..........................  ..................... 62
SECTION 12.2       Expenses; Indemnity................  ................... 64
SECTION 12.3       GOVERNING LAW........................  ................. 65
SECTION 12.4       CONSENT TO JURISDICTION................  ............... 66

SECTION 12.5       WAIVER OF JURY TRIAL.................................... 66
SECTION 12.6       Reversal of Payments.................................... 66
SECTION 12.7       Accounting Matters...................................... 66
SECTION 12.8       Successors and Assigns; Participations.................. 67
SECTION 12.9       Amendments, Waivers and Consents........................ 70
SECTION 12.10      Performance of Duties................................... 70
SECTION 12.11      No Fiduciary Relationship............................... 70
SECTION 12.12      All Powers Coupled with Interest........................ 70
SECTION 12.13      Survival of Indemnities................................. 71
SECTION 12.14      Titles and Captions..................................... 71
SECTION 12.15      Severability of Provisions.............................. 71
SECTION 12.16      Counterparts............................................ 71
SECTION 12.17      Term of Agreement....................................... 71
SECTION 12.18      Independent Effect of Covenants......................... 71

                      AMENDED AND RESTATED CREDIT AGREEMENT



     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 19th day of March, 1997, by and among INSIGNIA FINANCIAL GROUP, INC., a corporation organized under the laws of Delaware, the Lenders who are or may become a party to this Agreement (the "Lenders"), and FIRST UNION NATIONAL BANK OF SOUTH CAROLINA, as Administrative Agent for the Lenders, and LEHMAN COMMERCIAL PAPER INC., as Syndication Agent.


                              STATEMENT OF PURPOSE

     The Borrower and certain of the Lenders are parties to a Credit Agreement dated as of December 11, 1995 (the "Original Credit Agreement"). The parties wish to amend and restate the Original Credit Agreement in the respects hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree that the Original Credit Agreement is hereby amended and restated in its entirety and from and after the date of this Agreement, as subsequently amended from time to time, shall be the agreement among the parties, and the parties hereby agree as follows:



                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "Actual Knowledge" means information actually known to Andrew L. Farkas, James A. Aston, Ronald Uretta, John K. Lines, Thomas R. Shuler or James H. Mathes, or any other individual hereafter holding the office currently held by such individuals, in each case at the date of determination.

     "Adjusted EBITDA" means, at any date of determination, the sum of the following: (i) (A) EBITDA for the fiscal quarter of the Borrower and its Subsidiaries ending on or immediately prior to such date of determination (the quarterly EBITDA for Insignia/Edward S. Gordon Co., Inc. ("ESG") to be calculated as the EBITDA of ESG for the period of four consecutive fiscal quarters then ended divided by four) less the sum of equity in earnings of all Real Estate Related Entities, times (B) four, (ii) less EBITDA attributable to any acquisition consummated pursuant to Section 9.4 which closed on or after the first day of such fiscal quarter, (iii) plus the aggregate amount of cash distributions received by the Borrower and its Consolidated Subsidiaries during the four fiscal quarters ending on or immediately prior to such date of determination from any Real Estate Related Entity, provided that such distributions (A) arose from the ordinary operations (and not from Capital Transactions) of each relevant Real Estate Related Entity, (B) were received by the Borrower or applicable Subsidiary without restriction and (C) shall not exceed for such four fiscal quarter period the lesser of (x) $20,000,000 and (y) the Borrower's and its Subsidiaries' share of the earnings plus depreciation and amortization of each Real Estate Related Entity for such period less any scheduled principal payments made during such period with respect to outstanding indebtedness of such Real Estate Related Entity), (iv) plus 75% of projected EBITDA for the twelve-month period following such date of determination attributable to Management Agreements and agreements to provide tenant representation and consultation services entered into by the Borrower or any Subsidiary on or after the first day of such fiscal quarter (as reasonably determined by the Borrower based on reasonable assumptions), less (v) 100% of EBITDA for the twelve-month period preceding such date of determination attributable to assets disposed of (or attributable to IPT in the event of the loss of REIT status by IPT) in any Recalculation Transaction occurring on or after the first day covered by the most recent Availability Certificate furnished to the Lenders, all calculated on financial statements prepared in accordance with GAAP and in a manner reasonably satisfactory to the Agents or Required Lenders.

     "Administrative Agent" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.9.

     "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1.

     "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of such first Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. IPT shall, in any event, be deemed to be an "Affiliate" of the Borrower.

     "Agents" means the collective reference to the Administrative Agent and the Syndication Agent; "Agent" means either of such Persons.

     "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced at any time or from time to time pursuant to Sections 2.5 or increased at any time or from time to time pursuant to Section 2.8. On the Closing Date, the Aggregate Commitment shall be Two Hundred Seventy-five Million Dollars ($275,000,000).

     "Agreement" means this Amended and Restated Credit Agreement, as amended, modified, restated or supplemented from time to time.

     "Applicable Law" means in respect of any Person all provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators applicable to such Person.

     "Applicable Margin" means as to any Loan, the applicable number of basis points per annum set forth below based upon the Applicable Rating Category, as follows:

Applicable Rating
      Category                 LIBOR Rate Loans                 Base Rate Loans

Category 1                          150.0                              25.0
Category 2                          175.0                              50.0
Category 3                          200.0                              75.0

provided, that during the period from the Closing Date until the initial rating change after the Closing Date, the Applicable Margin shall be computed on the basis of Category 2. Any change in the Applicable Margin shall be effective as of the date on which the Applicable Rating Category changes.

     "Applicable Rating Category" at any time shall be determined as set forth below based upon the Borrower's senior unsecured non-credit enhanced long-term debt ratings by S&P and Moody's (or, if S&P or Moody's does not establish a rating for the Borrower's senior unsecured non-credit enhanced long-term debt, the rating (implied or otherwise) established by such agency for the Borrower's general senior long-term debt).

 S&P/Moody's Ratings                                  Applicable Rating Category

 BBB-/Baa3 or higher                                           Category 1
 BB+/Ba1 or BB/Ba2                                             Category 2
 BB-/Ba3 or lower                                              Category 3

For purposes of the foregoing, (i) if no rating (implied or otherwise) for the Borrower's senior unsecured non-credit enhanced long-term debt shall be available from either rating agency, such rating agency shall be deemed to have established a rating of BB-/Ba3 or lower, (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Rating Category shall be based upon the lower of the two ratings and (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall take effect on the effective date of such change and shall end on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Termination Date, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending agreement on another Applicable Rating Category, the Applicable Rating Category most recently in effect shall be deemed to continue in effect.

     "Assignment  and  Acceptance"  shall have the meaning  assigned  thereto in
Section 12.8.

     "Availability Certificate" means a Certificate of an authorized officer of the Borrower on behalf of the Borrower substantially in the form of Exhibit F.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%, as applicable; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate, as applicable.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1(a).

     "Borrower" means Insignia in its capacity as borrower hereunder.

     "Business Day" means (a) for all purposes other than as set forth in clause
(b) below, any day, other than a Saturday, Sunday or legal holiday, on which banks in Greenville, South Carolina, Charlotte, North Carolina and New York, New York are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Lease" means, with respect to the Borrower and its Subsidiaries, any lease of any property that is, in accordance with GAAP, classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Transaction" means, with respect to any limited partnership in which the Borrower or any of its Subsidiaries owns limited partner interests, any issuance of Debt or equity securities or other incurrence of Debt by such partnership, including without limitation the refinancing of any outstanding Debt of such partnership and any sale, pledge or other disposition of assets by such partnership not in the ordinary course of business.

     "Closing Date" means March 19, 1997.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

     "Co-Investment Entity" means any Real Estate Related Entity in which the Borrower, a Subsidiary or an Affiliate of the Borrower owns an equity interest pursuant to a joint venture or similar arrangement with one or more partners who have invested more than 50% of the acquisition consideration.

     "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 1, as the same may be reduced or modified at any time or from time to time pursuant to Sections 2.5, 2.6 and 12.8 or increased from time to time pursuant to Section 2.8.

     "Commitment Percentage" means, as to any Lender at any time prior to the Termination Date, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders, and on and after the Termination Date, the ratio of (c) the amount of the Loans of such Lender to (d) the aggregate amount of all Loans then outstanding.

     "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Consolidated Subsidiaries" means, as of any date of determination, the Subsidiaries included as of such date on the Consolidated financial statements of the Borrower; provided that IPT and IPLP shall, in any event, be deemed not to constitute "Consolidated Subsidiaries" of the Borrower.

     "Contingent Obligation" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by agreement to keep well, to purchase assets, goods, securities or services or to take-or-pay) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business, and (ii) for purposes of determining the Borrower's compliance with
Section 9.2, the obligations set forth on Schedule 5.1(s).

     "Controlled Real Estate Related Entities" means any Real Estate Related Entity as to which the Borrower, a Subsidiary or an Affiliate of the Borrower
(a) has been designated and continues to act at all times pursuant to a Management Agreement with respect to substantially all of the real property owned by such Real Estate Related Entity and (b) with respect to any such Real Estate Related Entity which is not a Co-Investment Entity, has the exclusive right to designate the property manager of the real property owned by such Controlled Real Estate Related Entity.

     "Convertible Preferred Securities" means the 6-1/2% Trust Convertible Preferred Securities which evidence preferred undivided beneficial interests in the assets of Insignia Financing I, a statutory business trust created under the laws of the State of Delaware.

     "Convertible   Subordinated   Debentures"  means  the  6-1/2%   Convertible
Subordinated Debentures due September 30, 2016 of Insignia.

     "Credit Facility" means the revolving credit facility established pursuant to Article II.

     "Debt" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all Debt for Money Borrowed, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all Debt of any other Person secured by a Lien on any asset of the Borrower and its Subsidiaries, (d) all Contingent Obligations of any such Person and (e) all net obligations incurred by any such Person pursuant to Hedging Agreements; provided that the obligations of the Borrower and its Subsidiaries to pay the purchase price in connection with the NPI Acquisition and other acquisitions permitted hereunder shall not be included in Debt.

     "Debt for Money Borrowed" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any Person, (b) all obligations of any Person as lessee under Capital Leases, and
(c) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person.

     "Default" means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "EBITDA" means, for any period, (a) Net Income for such period plus (b) the sum of the following to the extent deducted in the determination of Net Income for such period: (i) income and franchise taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges (including amortization of goodwill, transaction expenses, covenants not to compete, compensation paid in equity securities, other intangible assets and deferred charges), and
(iv) extraordinary expenses and non-recurring expenses (including the non-cash expenses associated with prepayment of Debt) minus (c) extraordinary gains.

     "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under, or which has a branch or agency licensed under, the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $500,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender),
(d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender,
(e) any Affiliate of the assigning Lender that is not a competitor of the Borrower and is engaged in the business of making commercial loans in the ordinary course of its business, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Agents and the Borrower which approval by Borrower shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if a Lender proposes to assign its right, interest and obligations hereunder to a Person that is at the time of such assignment either (i) a competitor of the Borrower, or (ii) an Affiliate of a competitor of the Borrower or a Person who is not engaged in the business of making commercial loans in the ordinary course of its business, then it shall be within the Borrower's sole discretion whether such Person is an Eligible Assignee.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et. seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 331 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. Section 300, et. seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.), analogous state statutes, and the rules and regulations promulgated under the foregoing as such statutes are amended or modified from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person which is a Material Subsidiary and which, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. For purposes of the definition of "Termination Event," the definition of "Multiemployer Plan" and clause (iv) of Section 10.1(m), however, the meaning of "ERISA Affiliate" shall be determined by disregarding the phrase "which is a Material Subsidiary and" in the immediately preceding sentence.

     "Event of Default" means any of the events specified in Section 10.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean the average of the quotations for the day for such transactions received by the Administrative Agent from three brokers of national standing. Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "First Union" means First Union National Bank of South Carolina, a national banking association, and its successors.

     "Fiscal Year" means any fiscal year of the Borrower and its Subsidiaries ending on December 31.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower, provided, however, that any accounting principle or practice required to be changed by such American Institute of Certified Public Accounts or the Financial Accounting Standards Board (or other appropriate board or committee of either) in order to continue as a generally accepted accounting principal or practice may be so changed.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Agreements" means the collective reference to the Amended and Restated Guaranty Agreement of even date executed by the Subsidiary Guarantors party thereto in favor of the Administrative Agent for the ratable benefit of the Agents and the Lenders substantially in the form of Exhibit G, and each supplement to the Guaranty Agreement delivered after the Closing Date pursuant to Section 7.11, as each such agreement may be amended or supplemented.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any
Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a court of law or a Governmental Authority to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or
(g) which contain asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.

     "Insignia" means Insignia Financial Group, Inc., a Delaware corporation.

     "Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense (including but without limitation interest expense attributable to Capital Leases and all interest paid or accrued under the Convertible Subordinated Debentures) of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis in accordance with GAAP.

     "Interest  Period"  shall  have the  meaning  assigned  thereto  in Section
3.1(b).

     "IPLP" means Insignia Properties L.P., a Delaware limited partnership.

     "IPT" means Insignia Properties Trust, a Maryland real estate investment trust.

     "IPT  Advisory  Agreement"  means the  advisory  agreement  among  Insignia
Properties, L.P., a Delaware limited partnership, IPT and Insignia dated December 30, 1996.

     "IRG"  means  Insignia   Residential   Group,   L.P.,  a  Delaware  limited
partnership.

     "Lehman" means Lehman Commercial Paper Inc., a Delaware corporation, and its successors.

     "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.8.

     "Lender Addition and Acknowledgment Agreement" means each agreement executed pursuant to Section 2.8 hereof by the Borrower and an existing Lender or a lender not theretofore a Lender, as applicable, and acknowledged by the Administrative Agent and each Guarantor, in the form attached hereto as Exhibit I, providing for an increase in the Aggregate Commitment hereunder, acknowledging that any lender not theretofore a Lender shall be a party hereto and have the rights and obligations of a Lender hereunder, and setting forth the Commitment of each Lender.

     "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

     "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by First Union in its reasonable judgment, Dollars are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected and in an amount approximately equal to the applicable Loan.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                  LIBOR Rate =                   LIBOR
                                       1.00-LIBOR Reserve Percentage


     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 3.1(a).

     "LIBOR Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan" means any  revolving  credit loan made to the  Borrower  pursuant to
Section 2.1, and all such Loans collectively as the context requires.

     "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes, the Security Documents, any Hedging Agreement executed by the Borrower with any Lender or any Affiliate of any Lender, and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended or supplemented from time to time.

     "MAE" means Metropolitan Asset Enhancement, L.P., a Delaware limited partnership.

     "Management Agreement" means any agreement pursuant to which property management, asset management, partnership management and/or related services are provided to real estate owners, or any other agreement providing for service fees to be payable to the Borrower or any Consolidated Subsidiary thereof, including all of such agreements hereafter acquired or entered into by any such Person, and any renewals, extensions, amendments or modifications thereto.

     "Material Adverse Effect" means, with respect to the Borrower and its Material Subsidiaries, a material adverse effect on the properties, business, operations or condition (financial or otherwise) of such Persons on a Consolidated basis taken as a whole or the ability of any such Person to perform the payment or other material obligations under the Loan Documents to which it is a party or which would materially impair the enforceability of any of the Loan Documents against any Person party thereto, other than the Agents or any of the Lenders or their Affiliates.

     "Material Contract" means (a) any contract or other agreement, written or oral, of the Borrower or any of its Material Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "Material Subsidiary" means each Subsidiary of the Borrower which has total annual revenue in excess of $5,000,000 or total assets in excess of $5,000,000, but specifically excluding IPT, IPLP and any Subsidiary which is not Wholly Owned by the Borrower or another Subsidiary of the Borrower. As of the Closing Date, the "Material Subsidiaries" are those set forth on Schedule 5.1(b).

     "Maturity Date" shall have the meaning given thereto in Section 2.6.

     "Maximum  Availability" means, at any date of determination,  the lesser of
(x) the product of (a) Adjusted EBITDA as of such date times (b) 3.5, and (y) the product of (c) Adjusted EBITDA as of such date less the amount determined pursuant to clause (iv) of Adjusted EBITDA times (d) 5.

     "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors; provided that, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then "Moody's" shall mean any other nationally recognized securities rating agency reasonably acceptable to the Borrower which is designated by the Required Lenders by notice to Administrative Agent and the Borrower.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "Net Income" means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

     "Net Worth" means, at any date of determination, the amount equal to the sum of (a) the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP and without duplication, (b) Preferred Stock.

     "Notice of Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 3.2.

     "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other obligations owing by the Borrower to any Lender, an Affiliate of any Lender, or any Agent under any Hedging Agreement and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to any Lender or Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Revolving Credit Note or any of the other Loan Documents.

     "Other Taxes" shall have the meaning assigned thereto in Section 3.11(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Pledge and Security Agreements" means the collective reference to the separate Pledge and Security Agreements dated December 11, 1995 executed by the Borrower and certain Subsidiaries thereof in favor of the Administrative Agent for the ratable benefit of the Agents and the Lenders substantially in the form of Exhibit H, and each Pledge and Security Agreement delivered after the Closing Date pursuant to Section 7.11, as each such Agreement may be amended or supplemented, with the consent of the Lenders.

     "Preferred Stock" means (a) any preferred stock issued by the Borrower that is permitted hereunder, for so long as such preferred stock is not accounted for under stockholder's equity in the Borrower's Consolidated financial statements and, (b) subject to the satisfaction of each of the conditions set forth in subsections (i)-(iv) below, the Convertible Preferred Securities (and the Convertible Subordinated Debentures, without duplication):

          (i) Under the terms of the Convertible Subordinated Debentures, the Borrower shall have the right, in its sole discretion, to defer payment of interest on the Convertible Subordinated Debentures for up to twenty (20) consecutive quarters (the "Deferral Period").

          (ii) GAAP shall not require that the Convertible Preferred Securities be included as a liability on the Borrower's Consolidated financial statements.

          (iii) At least five (5) quarters remain in the Deferral Period.

          (iv) During the  continuance  of any Default or Event of Default under
     this  Agreement,   no  interest  or  principal  shall  be  paid  under  the
     Convertible Subordinated Debentures.

In the event any of the above conditions is not satisfied, the Convertible Preferred Securities (and the Convertible Subordinated Debentures, without duplication) shall thereafter constitute Subordinated Debt and not Preferred Stock.

     "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Real Estate Related Entities" means, collectively, IPT and any other Person owned in whole or part by the Borrower or any of its Subsidiaries, and which has as one of its principal businesses (a) the ownership of real property or notes secured by real property, (b) the provision of real estate related services or (c) the manufacture and/or sale of goods, or the provision of services, which are reasonably related to the foregoing.

     "Recalculation Transaction" means (a) the sale or other disposition by the Borrower or any Subsidiary of any equity interests owned thereby in any Real Estate Related Entity or the cancellation or other disposition of any Management Agreement, in each case whether voluntarily or involuntarily, if such assets generate more than $7,500,000 in annual revenues; provided that a Recalculation Transaction shall be deemed to have occurred upon the sale or disposition of such assets or the cancellation of any Management Agreement which, when aggregated with all other such sales, dispositions and cancellations since the first day covered by the most recent Availability Certificate furnished to the Lenders, generate more than $7,500,000 in annual revenues or (b) the loss by IPT of its status as a REIT under the Code.

     "Register" shall have the meaning assigned thereto in Section 12.8(d).

     "REIT" means any Person qualified as a real estate investment trust under the Code.

     "Required Lenders" means, at any date, any combination of holders of greater than fifty percent of the aggregate unpaid principal amount of the Revolving Credit Notes, or if no amounts are outstanding under the Revolving Credit Notes, any combination of Lenders whose Commitment Percentages aggregate greater than fifty percent.

     "Revolving Credit Notes" means the separate Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Note" means any of such Revolving Credit Notes.

     "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, a New York corporation, and its successors; provided that, if such division shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then "S&P" shall mean any other nationally recognized securities rating agency reasonably acceptable to the Borrower which is designated by the Required Lenders by notice to Administrative Agent and the Borrower.

     "Security  Documents"  means  the  collective  reference  to  the  Guaranty
Agreements and the Pledge and Security Agreements and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations.

     "Senior Debt" means, at any date of determination, Total Debt less Subordinated Debt.

     "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and (b) is not "Insolvent" as defined under the United States Bankruptcy Code or any applicable State insolvency law.

     "Subordinated Debt" means the collective reference to all Debt of the Borrower and any Subsidiary which (a) has a scheduled maturity date more than one year after the Maturity Date hereunder, (b) is not subject to any scheduled amortization or mandatory redemption feature of any kind, and (c) is subordinated with respect to payment, remedies and covenants to the Obligations and (with respect to Debt which is incurred by the Borrower and its Subsidiaries after the date hereof) otherwise subordinated thereto to the reasonable satisfaction of the Agents and Required Lenders.

     "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by such Person (irrespective of whether, at such time, capital stock or other ownership interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency). Subsidiary shall not include IPT or IPLP. Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

     "Subsidiary Guarantor" means each Material Subsidiary of the Borrower party to a Guaranty Agreement.

     "Syndication Agent" means Lehman in its capacity as Syndication Agent.

     "Taxes" shall have the meaning assigned thereto in Section 3.11(a).

     "Termination Date" means the date on which the Credit Facility terminates pursuant to Section 2.6.

     "Termination Event" means: (a) a "Reportable Event" described in Section 4043 of ERISA for which notice has not been waived, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (d) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (e) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (f) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA which results in a Material Adverse Effect, or (g) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA which results in a Material Adverse Effect.

     "Total Capitalization" means, at any date of determination, without duplication, the sum of Total Debt plus Consolidated Net Worth each as of such date.

     "Total Debt" means, at any date of determination, the aggregate amount of Debt of the Borrower and its Subsidiaries determined on a Consolidated basis.

     "United States" means the United States of America.

     SECTION 1.2 General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3 Other Definitions and Provisions.

     (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Revolving Credit Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.



                                   ARTICLE II

                                 CREDIT FACILITY

     SECTION 2.1 Revolving Credit Loans and Maximum Availability. Subject to the terms and conditions of this Agreement, each Lender severally irrevocably commits to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested and funded and the use of the proceeds thereof) shall not exceed the lesser of (i) the Aggregate Commitment and (ii) Maximum Availability and (b) the principal amount of outstanding Loans from any Lender to the Borrower shall not at any time exceed such Lender's Commitment. Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date.

     SECTION 2.2 Procedure for Advances of Loans.

     (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 12:00 noon (Charlotte time) (i) at least one Business Day before each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be with respect to Base Rate Loans in an aggregate principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof and with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof,
(C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans or a combination thereof and, if a combination thereof, the amount allocable to each and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 12:00 noon (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify and furnish each Lender with a copy of each Notice of Borrowing.

     (b) Disbursement of Loans. Not later than 1:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Administrative Agent or by wire transfer to such account as may be agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 3.7 hereof, the Administrative Agent shall not be obligated to disburse the amounts to be funded by a Lender pursuant to this
Section 2.2 to the extent that such Lender has not made such amounts available to the Administrative Agent.

     SECTION 2.3 Repayment of Loans.

     (a) Repayment on Termination Date. The Borrower shall repay the outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

     (b) Mandatory Repayment of Excess Loans; Maximum Availability. If at any time the outstanding principal amount of all Loans exceeds the lesser of (i) the Aggregate Commitment and (ii) Maximum Availability, the Borrower shall repay within ten (10) Business Days after notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Loans in an amount equal to such excess. Each such repayment shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to Section 3.9 hereof.

     (c) Optional Repayments. The Borrower may at any time and from time to time repay the Loans, in whole or in part without premium (but subject to Section 3.9), upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $2,500,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans.

     (d) Limitation on Repayment of LIBOR Rate Loans. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.9 hereof.

     SECTION 2.4 Revolving Credit Notes. Each Lender's Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

     SECTION 2.5 Permanent Reduction of the Aggregate Commitment.

     (a) The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium, the Aggregate Commitment in an aggregate principal amount not less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof.

     (b) Each permanent reduction permitted or required pursuant to this Section
2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Loans of the Lenders to an amount not in excess of the Aggregate Commitment as so reduced and by payment of accrued interest on the amount of such repaid principal. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations and, if such reduction is permanent, termination of the Commitments and Credit Facility. If the reduction of the Aggregate Commitment requires the repayment of any LIBOR Rate Loan, such reduction may be made only on the last day of the then current Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 3.9 hereof.

     SECTION 2.6 Termination of Credit Facility. The Credit Facility shall terminate on the earliest of (a) the third anniversary of the Closing Date (the "Maturity Date"), (b) the date of termination by the Borrower pursuant to
Section 2.5(a) and (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a).

     SECTION 2.7 Use of Proceeds. The Borrower shall use the proceeds of the Loans (a) to refinance the Borrower's existing Debt to the Lenders under (and as defined in) the Original Credit Agreement, (b) to finance (i) tender offers for or purchases of Real Estate Related Entities and (ii) other acquisitions permitted by Section 9.4, (c) for working capital and other general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby and (d) to retire any other Debt of the Borrower or its Subsidiaries.

     SECTION 2.8 Optional Increase In Commitments.

     (a) Subject to the conditions set forth below,  the Borrower may, upon five
(5) days prior written notice to the Administrative Agent, increase the Aggregate Commitment, either by designating a lender not theretofore a Lender to become a Lender or by agreeing with an existing Lender that such Lender's
Commitment shall be increased (thus increasing the Aggregate Commitment); provided that:

          (i) no Default or Event of Default shall have occurred and be continuing hereunder as of the effective date;

          (ii) any lender not theretofore a Lender shall meet the criteria set forth in the definition of Eligible Assignee;

          (iii) the representations and warranties made by the Borrower and contained in Article V shall be true and correct on and as of the effective date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

          (iv) the amount of such increase in the Aggregate Commitment shall not be less than $5,000,000, and, together with all other increases in the Aggregate Commitment pursuant to this Section 2.8 since the date of this Agreement, shall not cause the Aggregate Commitment to exceed $325,000,000;

          (v) the Borrower and the Lender or lender not theretofore a Lender, shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Additional Lender Register, a Lender Addition and Acknowledgement Agreement, in form and substance satisfactory to the Administrative Agent and acknowledged by the Administrative Agent and each Guarantor and substantially in the form of Exhibit I attached hereto;

          (vi) no existing Lender shall be obligated in any way to increase its Commitment;

          (vii) the Borrower shall pay any amount required to be paid pursuant to Section 3.9 hereof resulting from the reallocation of Revolving Credit Loans pursuant to the increase in the Aggregate Commitment; and

          (viii) the Administrative Agent may request any other documents or information in its reasonable discretion.

     (b) Upon the execution, delivery, acceptance and recording of the Lender Addition and Acknowledgement Agreement, from and after the effective date specified therein, which effective date shall not (unless the Administrative Agent otherwise agrees) be less than five (5) Business Days after the execution thereof, such existing Lender shall have a Commitment as therein set forth or such other lender shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder. On such effective date, such additional Lender shall make a Loan to the Borrower (in accordance with the provisions set forth in Section 2.2(b) hereof) in the amount equal to such additional Lender's ratable share of the then-outstanding Loans; the Borrower hereby irrevocably and unconditionally instructs the Administrative Agent to apply the proceeds of such Loan to the repayment of the Loans outstanding from all other Lenders such that, after giving effect to such application, each Lender (including, without limitation, such additional Lender) shall hold outstanding Loans in an aggregate principal amount equal to such Lender's ratable share of the aggregate principal amount of all Loans then outstanding.

     (c) The Administrative Agent shall maintain a copy of each Lender Addition and Acknowledgement Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Additional Lender Register"). The entries in the Additional Lender Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Additional Lender Register as a Lender hereunder for all purposes of this Agreement. The Additional Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a Lender Addition and Acknowledgement Agreement together with any Revolving Credit Note or Revolving Credit Notes required to be delivered pursuant to the terms thereof, the Administrative Agent shall, if such Lender Addition and Acknowledgement Agreement has been completed and is substantially in the form of Exhibit I:

          (i) accept such Lender Addition and Acknowledgement Agreement;

          (ii) record the information contained therein in the Additional Lender Register; and

          (iii) give prompt notice thereof to the Lenders and the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Credit Note or Revolving Credit Notes of any existing Lender or with respect to any Lender not theretofore a Lender, a new Revolving Credit Note or Revolving Credit Notes to the order of the applicable Lenders in amounts equal to the Commitment of such Lenders pursuant to the Lender Addition and Acknowledgement Agreement. Such new Revolving Credit Note or Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Commitments, shall be dated the effective date of such Lender Addition and Acknowledgement Agreement and shall otherwise be in substantially the form of the existing Revolving Credit Notes. Each surrendered Revolving Credit Note and/or Revolving Credit Notes shall be canceled and returned to the Borrower.



                                   ARTICLE III

                             GENERAL LOAN PROVISIONS

     SECTION 3.1 Interest.

     (a) Interest Rate Options. Subject to the provisions of this Section 3.1, at the election of the Borrower, the aggregate principal balance of the Revolving Credit Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus, in each case, the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

     (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 3.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3) or six
(6) months with respect to each LIBOR Rate Loan; provided that:

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan or and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period shall be permitted to extend beyond the Termination Date; and

          (v) there shall be no more than ten (10) Interest Periods outstanding at any time.

     (c) Default Rate. Upon the occurrence and during the continuance of an Event of Default, (i) all outstanding LIBOR Rate Loans shall upon the request of the Required Lenders bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (ii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Revolving Credit Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (d) Interest Payment and Computation. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each fiscal quarter and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, provided that, in the case of an Interest Period in excess of three (3) months, accrued interest shall also be paid on the day which is three (3) months after the commencement of such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

     (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Revolving Credit Notes and charged or collected pursuant to the terms of this Agreement or pursuant to any of the Revolving Credit Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

     SECTION 3.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default (other than a Default arising from any of the events specified in Section 10.1(e), (f) and (n) hereof) or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $2,500,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in substantially the form attached as Exhibit C (a "Notice of Conversion/ Continuation") not later than 12:00 noon (Charlotte time) three
(3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 3.3 Fees.

     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee (the "Commitment Fee"), based on the table below, on the average daily unused portion of the Aggregate Commitment. The Commitment Fee shall be based on the Applicable Rating Category, as follows:

                                                         Commitment Fee (basis
Applicable Rating Category                                 points per annum)

    Category 1                                                    25.00
    Category 2                                                    37.50
    Category 3                                                    37.50

Any change in the Commitment Fees shall be effective as of the date on which the Applicable Rating Category changes. During the period from the Closing Date until the initial rating change after the Closing Date, the Commitment Fees shall be computed on the basis of Category 2. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the earlier of (i) the termination of the Commitment of such Lender and (ii) the Termination Date. The Commitment Fee shall be payable in arrears (i) on the last Business Day of each fiscal quarter during the term of this Agreement with the first payment due on March 31, 1997, and (ii) on the Termination Date. Such Commitment Fee shall be promptly distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

     (b) Other Fees. The Borrower agrees to pay to First Union and Lehman, for their respective accounts, the fees set forth in the separate fee letter agreement executed by the Borrower in favor of such Persons dated January 27, 1997.

     SECTION 3.4 Manner of Payment. Except as otherwise provided herein, each payment (including repayments described in Article II) by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Revolving Credit Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent for the account of the Lenders pro rata in accordance with their respective Commitment Percentages at the Administrative Agent's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of
Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall credit each Lender's account with its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Subject to Section 3.1(b)(ii), if any payment under this Agreement or any Revolving Credit Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 3.5 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.2, all payments received by the Lenders upon the Revolving Credit Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Revolving Credit Notes and then to the principal amount of the Revolving Credit Notes, in that order.

     SECTION 3.6 Adjustments. If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 3.7 Nature of Obligations of Lenders Regarding Loans; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount of such Lender's Commitment  Percentage of such borrowing,  times
(b) the average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 3.7 shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section 4.3 hereof, a Lender for any reason fails or refuses to fund its portion of a borrowing and such failure shall continue for a period in excess of thirty (30) days, then, until such time as such Lender has funded its portion of such borrowing (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of an amount equal to the principal and interest due in respect of such borrowing, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's Commitment Percentage of the Loans shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its Commitment Percentage of the Loans.

     SECTION 3.8 Changed Circumstances.

     (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of any affected Lender to make or continue its portion of such LIBOR Rate Loans shall be suspended. Upon receipt of such notice, notwithstanding anything contained herein, the then outstanding principal amount of such Lender's Commitment Percentage of each affected LIBOR Rate Loan, together with accrued interest thereon, shall automatically be converted to a Base Rate Loan on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Rate Loan if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Rate Loan to such date or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Rate Loan to such day.

     (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful for any Lender (or its Lending Office) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.

     Before  giving  any notice to the  Administrative  Agent  pursuant  to this
Section 3.8, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained herein, the then outstanding principal amount of such Lender's Commitment Percentage of each affected LIBOR Rate Loan, together with accrued interest thereon, shall automatically be converted to a Base Rate Loan on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Rate Loan if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Rate Loan to such date or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Rate Loan to such day.

     (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

          (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to any Revolving Credit Note or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on any Revolving Credit Note or any other amounts due under this Agreement in respect thereof (except taxes contemplated by Section 3.11 and for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or the foreign exchange and interbank markets any other condition affecting its obligation to make its Commitment Percentage of such LIBOR Rate Loans or its Commitment Percentage of existing LIBOR Rate Loans;

     and the result of any of the foregoing is to increase the costs to such Lender of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by such Lender under this Agreement or under the Revolving Credit Notes in respect of a LIBOR Rate Loan, then, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.8(c) and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender. Any Lender claiming compensation under this Section 3.8(c) shall notify the Borrower of any event occurring after the Closing Date entitling such Lender to such compensation as promptly as practicable; provided that if such Lender fails to give such notice within forty-five (45) days after its obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this Section 3.8(c) for costs incurred from and after the date forty-five (45) days prior to the date that such Lender does give such notice.

          Any Lender claiming compensation under this Section 3.8(c) shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 3.8(c), the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's Commitment Percentage of the then outstanding LIBOR Rate Loans, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 3.9 hereof. Concurrently with prepaying such Commitment Percentage of LIBOR Rate Loans the Borrower may borrow a Base Rate Loan, or a LIBOR Rate Loan not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Revolving Credit Note or Revolving Credit Notes held by such Lender shall equal the outstanding principal amount of such Revolving Credit Note or Revolving Credit Notes immediately prior to such prepayment.

     (d) Effect on Other Advances. If notice has been given pursuant to Section 3.8(a), (b) or (c) suspending the obligation of any Lender to make its Commitment Percentage of any type of LIBOR Rate Loan, or requiring such Lender's Commitment Percentage of LIBOR Rate Loans to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all advances which would otherwise be made by such Lender as its Commitment Percentage of LIBOR Rate Loans shall, unless otherwise notified by the Borrower, be made instead as Base Rate Loans.

     SECTION 3.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor, the Borrower agrees to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Any Lender claiming compensation under this Section 3.9 shall notify the Borrower of any event occurring after the Closing Date entitling such Lender to such compensation as promptly as practicable, but in any event within forty-five (45) days, after such Lender obtains actual knowledge thereof; provided, that if such Lender fails to give such notice within forty-five (45) days after it obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this Section 3.9 for costs incurred from and after the date forty-five
(45) days prior to the date that such Lender does give such notice. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error. The obligations of the Borrower contained in this Section
3.9 shall survive for a period of one year following the payment in full of the Revolving Credit Notes and the termination of the Commitments.

     SECTION 3.10 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law after the date hereof or (b) compliance with any guideline or request made after the date hereof by any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. Any Lender claiming compensation under this Section 3.10 shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to such compensation as promptly as practicable, but in any event within forty-five (45) days, after such Lender obtains actual knowledge thereof; provided that if such Lender fails to give such notice within forty-five (45) days after it obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment under this
Section 3.10 for costs incurred from and after the date forty-five (45) days prior to the date that such Lender does give such notice. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

     SECTION 3.11 Taxes.

     (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Revolving Credit Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in
Section 3.11(d).

     (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c) Indemnity. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the
Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d)  Evidence  of  Payment.  Within  thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form
1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the payment in full of the Revolving Credit Notes and the termination of the Commitments.

     SECTION 3.12 Claims for Increased Costs and Taxes. In the event that any Lender shall decline to make LIBOR Rate Loans pursuant to Section 3.8(a) or (b) hereof or shall have notified the Borrower that it is entitled to claim compensation pursuant to Section 3.8(c), 3.10 or 3.11 hereof or is unable to complete the form required or subject to withholding as provided in Section 3.11 hereof (each such lender being an "Affected Lender"), the Borrower at its own cost and expense may designate a replacement bank (a "Replacement Lender") to assume the Commitment and the obligations of any such Affected Lender hereunder, and to purchase the outstanding Revolving Credit Note of such Affected Lender and such Affected Lender's rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Lender, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of the Loans of such Affected Lender plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including without limitation, any amount which would be payable to such Affected Lender pursuant to Section 3.8(c), and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Commitment). In the event any Lender receives a refund or credit with respect to withholding taxes paid by the Borrower, such Lender shall promptly repay such amounts to the Borrower.



                                   ARTICLE IV

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 4.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on March 19, 1997, or on such other place or date as the parties hereto shall mutually agree.

     SECTION 4.2 Conditions to Closing and Initial Loan. The obligation of the Lenders to close this Agreement and to make the initial Loan are subject to the satisfaction of each of the following conditions:

          (a) Executed Loan Documents. This Agreement, the Revolving Credit Notes, the Guaranty Agreement dated as of the date hereof and the Pledge and Security Agreements (together with the original certificates for all Collateral pledged thereunder and stock powers duly endorsed in blank) dated as of December 11, 1995 shall each have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default shall exist hereunder.

          (b) Closing Certificates; etc.

               (i) Officer's Certificate. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Agents, stating on behalf of the Borrower that to the best knowledge and belief of such officer after reasonable and due investigation and review of all matters pertinent to the subject matter thereof all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that (unless otherwise waived) the Borrower has satisfied each of the closing conditions to be satisfied by it.

               (ii) Certificate of Secretary. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower and each Subsidiary Guarantor (or general partner thereof) certifying on behalf of such Person that attached thereto is a true and complete copy of the articles of incorporation, certificate of limited partnership or other charter document of such Person and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws, partnership agreement or corresponding document of such Person as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other governing body of such Person (or general partner thereof) authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Person (or general partner thereof) executing Loan Documents to which it is a party.

               (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Borrower and each Subsidiary Guarantor under the laws of its jurisdiction of organization and, where available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

               (iv) Opinions of Counsel. The Administrative Agent shall have re-ceived a favorable opinion of Simpson Thacher & Bartlett, special counsel to the Borrower and its Subsidiaries, John K. Lines, General Counsel and Secretary of the Borrower, Young, Conaway, Stargatt & Taylor, special counsel to the Borrower and its Subsidiaries with respect to certain matters of Delaware law, and Douglas G. Brown, Esq., special counsel to the Borrower and its Subsidiaries with respect to certain matters of South Carolina law, addressed to the Agents and Lenders with respect to such Persons, the Loan Documents, the security interests created thereunder and such other matters as the Lenders shall reasonably request. (The opinion of Simpson Thacher & Bartlett shall be in form and substance customary for transactions of this type with this Borrower.)

               (v)  Insurance.   Certificates   or  other  evidence   reasonably
          satisfactory to the Agents that the insurance coverage required by this Agreement and the other Loan Documents is in full force and effect, and true, correct and complete copies of the policies of such insurance.

               (vi) Tax Forms. Unless the Borrower otherwise consents, the Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 3.11 hereof.

          (c) No Default. No Default or Event of Default shall have occurred and be continuing.

          (d) Financial Matters.

               (i) Financial Statements. The Agents shall have received the most recent audited Consolidated financial statements of the Borrower and its Consolidated Subsidiaries.

               (ii) Financial Condition Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Agents, and certified as accurate by the chief executive officer or chief financial officer of the Borrower on behalf of the Borrower, that (A) the Borrower and each of its Material Subsidiaries are each Solvent, (B) the Borrower's material payables are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrower and its Consolidated Subsidiaries as of the last day of the fiscal quarter most recently ended and adjusted to set forth on a pro forma basis the financial condition of the Borrower and its Consolidated Subsidiaries on a Consolidated basis as of such date, after giving effect to the borrowing of the initial Loans contemplated herein, the use of proceeds thereof and payment of the fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles VIII and IX hereof, (D) the financial data and models previously delivered to the Agents represent the good faith opinion of the Borrower as to the results contained therein and
          (E) attached thereto is a true and correct calculation of Maximum Availability as of December 31, 1996.

               (iii) Preferred Stock. The Administrative Agent shall have a copy of the certificate of designations or other document evidencing the terms of the Preferred Stock, certified by the applicable Governmental Authority, and each purchase agreement or other material document relating to the Preferred Stock.

               (iv) Payment at Closing; Fee Letter. There shall have been paid by the Borrower to First Union, Lehman and the Lenders the fees set forth or referenced in Section 3.3 of the Original Credit Agreement and this Agreement and (to the extent submitted for payment a reasonable time prior to the Closing Date) any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and expenses), and (to the extent submitted for payment a reasonable time prior to the Closing Date) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Agents shall have received a duly authorized and executed copy of the fee letter agreement referred to in Section 3.3(b).

               (e) Miscellaneous.

                    (i) Notice of Borrowing. The Administrative Agent shall have received the Notice of Borrowing, including disbursement instructions with respect to the Debt to be repaid on the Closing Date pursuant to Section 4.2(d).

                    (ii) Proceedings and Documents.  All opinions,  certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Agents and Lenders. The Agents and Lenders shall have received copies of all other instruments and other evidence as such Persons may reasonably request, in form and substance reasonably satisfactory thereto with respect to the trans- actions contemplated by this Agreement.

                    (iii) Due Diligence and Other Documents.  The Borrower shall have delivered to the Agents such other documents and certificates as the Agents may reasonably request sufficiently prior to the Closing Date to permit the delivery thereof, including without limitation copies of each documents evidencing or governing any Subordinated Debt and any organizational document pertaining to any Material Subsidiary set forth on
               Schedule 5.1(b), all certified by a secretary or assistant secretary of the Borrower on behalf of the Borrower as a true and correct copy thereof.

                    (iv) Perfection. The Borrower and its Subsidiaries shall have executed and delivered to the Administrative Agent such instruments and documents (including, without limitation, UCC Financing Statements, stock certificates and stock powers, notices to general partners, etc.) as the Administrative Agent may reasonably deem necessary to perfect the Liens purported to be granted under the Security Documents.

                    (v)  IPT  Advisory   Agreement.   The  Borrower  shall  have
               delivered to the Agents a fully executed counterpart of the IPT Advisory Agreement, which shall be in full force and effect.

     SECTION 4.3 Conditions to All Loans. The obligation of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

     (a) Continuation of Representations and Warranties. The representations and warranties contained in Article V shall be true and correct in all material respects on and as of such borrowing with the same effect as if made on and as of such date.

     (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.

     (c) Availability Certificate. The Administrative Agent shall have received the current Availability Certificate in accordance with Section 6.1(d).

     (d) Notice of Borrowing. The Administrative Agent shall have received the Notice of Borrowing.

     SECTION 4.4 Delivery of Certificates by Administrative Agent. The Administrative Agent shall furnish each Lender with a copy of each certificate delivered to the Administrative Agent pursuant to Section 4.2(b) and (d) and
Section 4.3(c) hereof.



                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     SECTION 5.1 Representations and Warranties. To induce the Agents and Lenders to enter into this Agreement and the Lenders to make Loans hereunder, the Borrower hereby represents and warrants to the Agents and Lenders that:

     (a) Organization; Power; Qualification. Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, the failure in which to so qualify could reasonably be expected to have a Material Adverse Effect. The jurisdictions in which the Borrower and its Material Subsidiaries are organized and qualified to do business are described on Schedule 5.1(a).

     (b)  Ownership.  Each  Material  Subsidiary  of the  Borrower  is listed on
Schedule  5.1(b).   The   capitalization   of  the  Borrower  and  its  Material
Subsidiaries consists of the number of shares of capital stock or other ownership interests, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 5.1(b). All such outstanding interests (to the knowledge of the Borrower as to each Material Subsidiary) have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock or other ownership interests of the Borrower or, to the Borrower's knowledge, its Material Subsidiaries, except as described on Schedule 5.1(b).

     (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and its Subsidiaries which are parties to a Loan Document has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies, and public policy.

     (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of such Subsidiaries, (ii) conflict with, result in a breach of or consti- tute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries which are parties to a Loan Document or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or permitted by
Section 9.3.

     (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Material Subsidiaries (i) has all material Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is, except for (A) the Form 2530 clearances issued by the United States Department of Housing and Urban Development, and clearances, approvals and authorizations issued by state and local housing authorities and agencies, with respect to the Borrower and its Affiliates which are subject to review, and (B) the matters set forth on Schedule 5.1(e), not the subject of any pending or, to the best knowledge of the Borrower, overtly threatened attack by direct or collateral proceeding, and (ii) is in compliance in all material respects with each Governmental Approval applicable to it and in compliance in all material respects with all other Applicable Laws relating to it or any of its respective properties, except to the extent that the failure to have any such approval or to so be in compliance would not reasonably be expected to have a Material Adverse Effect.

     (f) Tax Returns and Payments. Each of the Borrower and its Material Subsidiaries has duly filed or caused to be filed, or has received an extension for, all material federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are then due and payable. No Governmental Authority has asserted any material Lien or other claim against the Borrower or any Material Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Material Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not have any knowledge of additional taxes or assessments for any of such years.

     (g) Intellectual Property Matters. Each of the Borrower and its Material Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and (to the best of its knowledge) neither the Borrower nor any Material Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h) Environmental Matters.

          (i) To the Borrower's Actual Knowledge, the properties owned or managed by the Borrower and its Subsidiaries do not contain, and to their Actual Knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or

               (B) could give rise to liability under, applicable Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect upon the Borrower and its Subsidiaries, taken as a whole;

          (ii) To the Borrower's Actual Knowledge, such properties and all operations of the Borrower and its Subsidiaries are conducted in compliance in all respects, and have been in compliance in all respects, with all applicable Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect upon the Borrower and its Subsidiaries, and the Borrower and its Material Subsidiaries have not caused contamination at, under or about such properties or such operations which could reasonably be expected to have a Material Adverse Effect upon the continued operation of such properties and which could reasonably be expected to have a Material Adverse Effect upon the Borrower and its Subsidiaries, taken as a whole;

          (iii) Neither the Borrower nor any Material Subsidiary (a) has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or their operations, nor (b) have Actual Knowledge that any such notice will be received or is being overtly threatened, in each case which could reasonably be expected to have a Material Adverse Effect upon the Borrower and its Subsidiaries, taken as a whole;

          (iv) To the Borrower's Actual Knowledge, the Borrower and its Material Subsidiaries have not caused Hazardous Materials to be transported or disposed of from the properties of the Borrower and its Material Subsidiaries in violation of, or in a manner or to a location which gives rise to liability under, Environmental Laws, which violation or liability could reasonably be expected to have a Material Adverse Effect upon the Borrower, nor to the Borrower's Actual Knowledge have the Borrower and its Material Subsidiaries caused any Hazardous Materials to be generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws which could reasonably be expected to have a Material Adverse Effect upon the Borrower and its Subsidiaries, taken as a whole;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the Actual Knowledge of the Borrower, overtly threatened, under any Environmental Law to which the Borrower or any Material Subsidiary is or will be named as a party with respect to such properties or operations of the Borrower and its Material Subsidiaries conducted thereon, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations which in each case could reasonably be expected to have a Material Adverse Effect upon the Borrower and its Subsidiaries, taken as a whole; and

          (vi) To its Actual Knowledge, neither the Borrower nor its Material Subsidiaries have caused any release, or to the Borrower's Actual Knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that gives rise to liability under Environmental Laws, in each case which could reasonably be expected to have a Material Adverse Effect upon the Borrower and its Subsidiaries, taken as a whole.

          (i) ERISA.

               (i) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 5.1(i);

               (ii) the Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

               (iii) No Pension Plan of the Borrower has been terminated, and to the knowledge of the Borrower no Pension Plan of any ERISA Affiliate has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

               (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
          (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required install- ment or other required payment under Section 412 of the Code;

               (v) No Termination Event has occurred or, to the knowledge of the Borrower, is reasonably expected to occur; and

               (vi) No proceeding, claim, lawsuit and/or investigation (other than routine claims for benefits in the ordinary course) is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

          (j) Margin Stock. Neither the Borrower nor any Material Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors or without executing and delivering to the Administrative Agent a properly completed Federal Reserve Form U-1.

          (k) Government Regulation. Neither the Borrower nor any Material Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Material Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

          (l) Certain Contracts and Properties. Each Material Contract (including each material Management Agreement) is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. No default exists under the Certificate of Designation filed on January 18, 1995 in the office of the Secretary of State of Delaware in connection with the Borrower's currently outstanding cumulative convertible preferred stock. All fees payable to the Borrower or its Affiliates under the Management Agreements are payable directly to the Person party thereto and the portion of the fees to which the Borrower or such Affiliate are entitled will not be subject to any pass-through arrangement, fee-splitting arrangement or any other arrangement with any third party which would require such Person to remit any portion of such fees to a third party under any circumstances. The Borrower and its Subsidiaries have delivered to each Agent a true and complete copy of each Material Contract with respect to which a copy has been requested by such Agent.

          (m) Employee Relations. The Borrower has a stable work force in place and is not, except as set forth on Schedule 5.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

          (n) Financial Statements. The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1996 and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended, copies of which have been furnished to the Agents and each Lender, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements have been prepared in accordance with GAAP. The Borrower and its Consolidated Subsidiaries have no material Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

          (o) No Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower and its Material Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

          (p) Solvency. As of the Closing Date and after giving effect to each Loan made hereunder, the Borrower and each of its Material Subsidiaries will be Solvent.

          (q) Titles to Properties. Each of the Borrower and its Material Subsidiaries has such title to the real property owned by it as is necessary to the conduct of its business and valid and legal title to all of its material personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Material Subsidiaries delivered pursuant to Section 5.1(n), except those which have been disposed of by the Borrower or its Material Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

          (r) Liens. None of the material properties and assets of the Borrower or any Material Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 9.3.

          (s) Debt and Contingent Obligations. Schedule 5.1(s) is a complete and correct listing of all Debt and Contingent Obligations of the Borrower and its Consolidated Subsidiaries in excess of $1,000,000. The Borrower and its Consolidated Subsidiaries have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Consolidated Subsidiaries exists with respect to any such Debt or Contingent Obligation.

          (t) Litigation. Except as set forth on Schedule 5.1(t), there are no actions, suits or proceedings pending nor, to the Actual Knowledge of the Borrower, overtly threatened against or in any other way directly relating to or directly affecting the Borrower or any Material Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

          (u) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Material Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or its Material Subsidiaries is a party or by which the Borrower or its Material Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Material Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     SECTION 5.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made, and shall be true and correct in all material respects, at and as of the Closing Date and the date of each Loan hereunder, shall survive the Closing Date and the date of each Loan hereunder, shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.



                                   ARTICLE VI
                        FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.9 hereof, the Borrower will furnish or cause to be furnished to each Lender at its address set forth in
Schedule 1, or such other office as may be designated by the applicable Lender from time to time:

         SECTION 6.1       Financial Statements and Information.

          (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of each

     Fiscal Year), an unaudited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP, and certified by the chief financial officer of the Borrower on behalf of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of their respective dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

          (b) Annual Financial Statements. As soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by Ernst & Young or other independent certified public accounting firm reasonably acceptable to the Agents in accordance with GAAP and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Consolidated Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Consolidated Subsidiaries not in accordance with GAAP. (Delivery by the Borrower to each Lender of the Borrower's annual report on Form 10K with respect to any fiscal year within 120 days after the end of each such fiscal year shall be deemed to be compliance by the Borrower with this
     Section 6.1(b)).

          (c) Annual Business Plan and Financial Models. As soon as practicable and in any event not later than March 30 of each Fiscal Year, a budget of the Borrower and its Subsidiaries for such Fiscal Year, such plan to be prepared in a form and on a basis similar to the plan(s) previously furnished to the Lenders and to include, on a quarterly basis, the following: a quarterly operating and capital budget, an income statement, statement of cash flows and balance sheet, accompanied by a certificate from the chief financial officer of the Borrower, on behalf of the Borrower, to the effect that, to the best of such officer's knowledge, such information is a good faith estimate of the financial condition and operations of the Borrower and its Subsidiaries for such period.

          (d) Availability Certificate. At each time financial statements are delivered pursuant to Sections 6.1(a) and (b), and on the closing date of any Recalculation Transaction, an Availability Certificate.

     SECTION 6.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 6.1(a) or (b) and at such other times as an Agent shall reasonably request or the Borrower shall elect, a certificate on behalf of the Borrower of the chief financial officer or the treasurer of the Borrower in the form of Exhibit D.

     SECTION 6.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 6.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Agents and Lenders:

          (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and


          (b) including the calculations prepared by such accountants required to establish whether or not the Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Article VIII hereof as at the end of each respective period.

     SECTION 6.4 Other Reports.

          (a) Promptly upon its becoming available to the public, one copy of each financial statement, report, notice of proxy or proxy statement sent by the Borrower to shareholders generally and of each regular or periodic report, registration statement or prospectus filed by the Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency; and

          (b) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as any Agent or Lender may reasonably request.

     SECTION 6.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) Business Days after an executive officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

          (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which could reasonably be expected to have Material Adverse Effect;

          (b) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof which in any such case could reasonably be expected to have a Material Adverse Effect;

          (c) (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its

     Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

          (d) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
     Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

          (e) any  event  which  makes any of the  representations  set forth in
     Section 5.1 inaccurate in any material respect or any event which could reasonably be expected to have a Material Adverse Effect.



                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 12.9, the Borrower will, and will cause each of its Material Subsidiaries to:

     SECTION 7.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     SECTION 7.2 Maintenance of Property. Protect and preserve all of its properties useful in and material to its business, including copyrights, patents, trade names and trademarks; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted at all times.

     SECTION 7.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law; deliver to any Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 7.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 7.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 7.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 7.6 Compliance With Laws and Approvals. Subject to Section 7.7, observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business and where the failure to comply could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.7 Environmental Laws. (a) Use reasonable commercial efforts to comply with all applicable Environmental Laws and use reasonable commercial efforts to obtain, comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case where the failure to so obtain or comply with which could reasonably be expected to have a Material Adverse Effect upon the Borrower and its Material Subsidiaries, and (b) defend, indemnify and hold harmless the Agents and Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements authorized by the Borrower, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or its Material Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the negligence or misconduct of the party seeking indemnification therefor.

     SECTION 7.8 Compliance with ERISA. In addition to and without limiting the generality of Section 7.6, (a) materially comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a material liability to the PBGC (other than for the payment of premiums) or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any material liability to any qualified beneficiary as defined in
Section 4980B of the Code and (e) furnish to any Agent upon its request such additional information about any Employee Benefit Plan as may be reasonably requested by such Agent.

     SECTION 7.9 Compliance With Agreements. Comply in all material respects with each term, condition and provision of all material leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that the Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

     SECTION 7.10 Visits and Inspections. Permit representatives of any Agent or Lender, from time to time, upon reasonable notice and during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 7.11 Material Subsidiaries. Concurrently with the creation or acquisition of any Material Subsidiary, (a) if such Material Subsidiary is a domestic Subsidiary, (i) cause it to execute and deliver to the Administrative Agent a supplement to the Guaranty Agreement delivered on the Closing Date substantially in the form of Exhibit A to such Guaranty Agreement and (ii) either (A) if such Material Subsidiary is a Subsidiary of a Person who is a
pledgor under an existing Pledge and Security Agreement, a supplement substantially in the form of Exhibit A to such Pledge and Security Agreement with respect to one hundred percent (100%) of the ownership interests of such Material Subsidiary and (B) if the owner of the capital stock or other ownership interests in such Material Subsidiary is not such a pledgor, a Pledge and Security Agreement, substantially in the form of Exhibit H, executed by such Person with respect to one hundred percent (100%) of the ownership interest in such Material Subsidiary, (b) if such Material Subsidiary is not a domestic Subsidiary, cause the owner of the capital stock or other ownership interests therein to provide to the Administrative Agent a first priority, perfected security interest in 65% of the issued and outstanding capital stock of such
Material Subsidiary which is owned by the pledgor, pursuant to documentation which is in form and substance reasonably acceptable to the Administrative Agent and (c) regardless of whether such Material Subsidiary is a domestic Subsidiary, cause to be delivered to the Administrative Agent such other documents as the Agents or Required Lenders shall reasonably request in connection therewith, including without limitation, officers' certificates, financial statements, opinions of counsel, resolutions, charter documents, certificates of existence and authority to do business and any other closing certificates and documents described in Section 4.2 and such stock certificates, stock powers, UCC Financing Statements and notices as the Administrative Agent may deem necessary to perfect its Lien thereon. At all times during the term of this Agreement the Borrower and its Material Subsidiaries shall account for at least 85% of both total assets and total revenues of the Borrower and its Consolidated Subsidiaries.

     SECTION  7.12  Ownership  Pledges.  Without  limiting the  requirements  of
Section 7.11, comply with the provisions thereof such that at all times during the term of this Agreement the total assets and total revenues of the Borrower and all Subsidiaries the ownership interests in which have been pledged to the Administrative Agent for the benefit of the Agents and Lenders, shall equal or exceed ninety percent (90%) of both the total assets and total revenues of the Borrower and its Consolidated Subsidiaries, in each case determined without duplication in accordance with GAAP.

     SECTION 7.13 Pledge of REIT Stock. Pledge to the Administrative Agent for the benefit of the Agents and Lenders, pursuant to the terms of a Pledge and Security Agreement substantially in the form of Exhibit H hereto, a first priority security interest in all REIT stock owned by the Borrower or its Subsidiaries (except to the extent that the historical cost of such REIT stock is $2,000,000 or less) as additional collateral for the Obligations.

     SECTION 7.14 REIT Status. Use reasonable best efforts to cause IPT to retain its status as a REIT under the Code at all times.

     SECTION 7.15 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as any Agent or Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agents and Lenders their respective rights under this Agreement, the Revolving Credit Notes and the other Loan Documents.



                                  ARTICLE VIII

                               FINANCIAL COVENANTS

     For purposes of determining compliance by the Borrower and its Consolidated Subsidiaries with each of the covenants set forth in this Article VIII, any investment of the Borrower and its Subsidiaries in IPT and Insignia Properties, L.P. shall, except for determining the equity in earnings of IPT in the calculation of Adjusted EBITDA, be treated as an investment in an unconsolidated subsidiary (i.e., in accordance with the equity method of accounting). Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.9 hereof, the Borrower and its Consolidated Subsidiaries on a consolidated basis will not:

     SECTION 8.1 Minimum Net Worth. Permit, as of any fiscal quarter end, Net Worth to be less than (a) $325,000,000 plus (b) (i) fifty percent (50%) of cumulative Net Income for each quarter for which Net Income is greater than zero during the period commencing on the Closing Date and ending on such fiscal quarter end (excluding the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower) less (ii) the aggregate amount of cash dividends paid by the Borrower on the Preferred Stock during such period plus (c) fifty percent (50%) of the increase in Net Worth since the Closing Date attributable to the sale or issuance of the Borrower's capital stock.

     SECTION 8.2 Maximum  Leverage.  Permit,  as of any fiscal  quarter end, the
ratio  of  (a)  Total  Debt  as  of  such  fiscal   quarter  end  to  (b)  Total
Capitalization as of such fiscal quarter end, to exceed 0.55 to 1.00.

     SECTION 8.3 Senior Debt Leverage Ratio. Permit, as of any fiscal quarter end, (i) the ratio of (a) Senior Debt as of such fiscal quarter end to (b) Adjusted EBITDA as of such fiscal quarter end, to exceed 3.75 to 1.00 and (ii) the ratio of (a) Senior Debt as of such fiscal quarter end to (b) Adjusted EBITDA as of such fiscal quarter end less the amount determined pursuant to clause (iv) of Adjusted EBITDA to exceed 5.25 to 1.00.

     SECTION 8.4 Interest Coverage Ratio. Permit, as of any fiscal quarter end, the ratio of (a) the total of (i) EBITDA for the period of four (4) preceding fiscal quarters ending on such fiscal quarter end less (ii) equity in earnings during such period of all Real Estate Related Entities plus (iii) cash distributions received by the Borrower from all Real Estate Related Entities during such period (provided that such distributions arose from ordinary operations of such Real Estate Related Entities and not from capital transactions, and were distributed without restriction to the Borrower and its Consolidated Subsidiaries) to (b) Interest Expense for such period, to be less than 3.0 to 1.0; provided, that for one period of two consecutive fiscal quarter ends occurring subsequent to the date which is twelve (12) months after the Closing Date, such ratio may be reduced to not less than 2.5 to 1.0.

     SECTION 8.5 Minimum Management, Administration and Other Revenue. Permit, as of any fiscal quarter end, gross revenues to the Borrower and its
Consolidated Subsidiaries from Management Agreements, the IPT Advisory Agreement, advisory contracts and agreements to provide tenant representation and consultation to be less than $23,500,000 for such fiscal quarter.



                                   ARTICLE IX

                               NEGATIVE COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.9 hereof, the Borrower will not and will not permit any of its Material Subsidiaries to:

     SECTION 9.1 Limitations on Debt. Create, incur, assume or suffer to exist any Debt except:

          (a) the Obligations;

          (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Agents;

          (c) Subordinated Debt;

          (d) existing Debt set forth on Schedule 5.1(s) and the renewal and refinancing (but not the increase) thereof;

          (e) Debt of the Borrower and its Subsidiaries incurred in connection with Capitalized Leases in an aggregate amount not to exceed $7,500,000 on any date of determination;

          (f) Debt  consisting  of Contingent  Obligations  permitted by Section
     9.2;

          (g) Debt of Subsidiaries acquired in any acquisition and any refinancings, renewals or extensions of such Debt, provided such Debt is non-recourse to the Borrower and its Subsidiaries (other than the Subsidiary so acquired);

          (h) Debt of Subsidiaries to each other, Debt of the Borrower to its Subsidiaries or Debt of any Material Subsidiary to the Borrower; and

          (i) other Debt of the Borrower or its Subsidiaries not to exceed an aggregate of $10,000,000 at any time outstanding.

     SECTION 9.2 Limitations on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) Contingent Obligations in favor of the Administrative Agent for the benefit of the Agents and the Lenders;

          (b) Contingent Obligations of the Borrower on account of Debt of its Consolidated Subsidiaries, and Contingent Obligations of Consolidated
     Subsidiaries on account of Debt of the Borrower and its Consolidated Subsidiaries, to the extent that such Debt is permitted by Section 9.1; and

          (c) other Contingent Obligations not to exceed $35,000,000 at any one time outstanding.

     SECTION 9.3 NEGATIVE PLEDGE; LIMITATION ON LIENS. CREATE, INCUR, ASSUME OR SUFFER TO EXIST, ANY LIEN ON OR WITH RESPECT TO ANY OF ITS ASSETS OR PROPERTIES (INCLUDING THE MANAGEMENT AGREEMENTS AND SHARES OF CAPITAL STOCK AND OTHER OWNERSHIP INTERESTS), REAL OR PERSONAL, WHETHER NOW OWNED OR HEREAFTER ACQUIRED,
EXCEPT:

          (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

          (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

          (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

          (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

          (e) Liens of the Administrative Agent for the benefit of the Agents and the Lenders;

          (f) Existing Liens described on Schedule 9.3 and the continuance or renewal of any such Liens in connection with any refinancings, renewals or extensions of the Debt secured thereby;

          (g) Liens securing purchase money Debt incurred under Section 9.1(i); provided that such Liens do not at any time encumber any property other than the property financed by such Debt; and

          (h) Liens not otherwise  permitted  hereunder  securing Debt permitted
     under  Section  9.1  in  an  aggregate   principal  amount  not  to  exceed
     $10,000,000 at any one time outstanding.

     SECTION 9.4 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

          (a) investments in Subsidiaries and Affiliates existing on the Closing Date and the other existing loans, advances and investments described on
     Schedule 9.4;

          (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof,
     (ii) marketable direct obligations issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within 120 days from the date of acquisition thereof and, at the time of acquisition, having the highest or second highest rating obtainable from S&P or Moody's; (iii) commercial paper maturing within 120 days from the date of the acquisition thereof, and, at the time of acquisition, having a rating of A-1 or higher by S&P or P-1 or higher by Moody's, (iv) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of A or better by a nationally recognized rating agency; (v) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; (vi) eligible bankers' acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year and in each case having a rating, or being the full recourse obligation of a Person whose senior debt rating has a rating, of A or higher by S&P or Moody's; or (vii) any money market fund organized under the laws of the United States or any State thereof;

          (c) investments in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock or other ownership interest, assets or any combination thereof) of any other Person (or invest- ments, including loans and deposits, in anticipation thereof), if (i) no Default or Event of Default then exists or would be created thereby, (ii) the Borrower has delivered to the Agents and the Lenders a certificate of the Chief Financial Officer or Treasurer of the Borrower (on behalf of the Borrower) demonstrating pro forma compliance with the covenants contained in Article VIII after giving effect to such acquisition and (iii) any acquired Person is, in the reasonable opinion of the Borrower, in a similar or complementary line of business to that of the Borrower or any of its Material Subsidiaries;

          (d)  investments  in  or  loans  to  Controlled  Real  Estate  Related
     Entities;

          (e) investments in or loans to Real Estate Related Entities (other than Controlled Real Estate Related Entities) and in Subsidiaries which are not domestic Subsidiaries not to exceed an aggregate of $30,000,000 at any time outstanding;

          (f)  loans  to  officers  and   directors  of  the  Borrower  and  its
     Subsidiaries not to exceed an aggregate of $5,000,000 at any time outstanding;

          (g) additional loans to and investments in Affiliates (other than loans to officers and directors of the Borrower and its Subsidiaries) not to exceed for the Borrower and its Subsidiaries an aggregate of $20,000,000 at any time outstanding; and

          (h) additional investments not to exceed for the Borrower and its Subsidiaries an aggregate of $10,000,000 at any time outstanding, and not to exceed, in the aggregate with loans and investments permitted under subsection (e) of this Section 9.4, $30,000,000 at any time outstanding.

     SECTION 9.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated, wound up or dissolved, or all or substantially all of its business or assets may be conveyed, sold, assigned, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any other Subsidiary of the Borrower; provided that, in the case of any such transaction among Subsidiaries, if any such Subsidiary is a Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving Person;

          (b) any Subsidiary may merge into the Person such Subsidiary was formed to acquire in connection with an acquisition permitted by Section 9.4(c); and

          (c) any Person may merge with the Borrower, provided such Person is engaged in a similar or complementary line of business to that of the Borrower or any of its Material Subsidiaries, no Event of Default shall result from such merger and the Borrower shall be the surviving Person.

     SECTION 9.6 Limitations on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, any capital stock or other ownership interest in any Subsidiary or Affiliate or the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

          (a) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

          (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (c) the sale of property owned by and interests in Real Estate Related Entities, indebtedness of Real Estate Related Entities and stock in REITS; and

          (d) Sales of assets, other than as otherwise permitted by this Section 9.6, not exceeding $15,000,000 in any Fiscal Year.

     Notwithstanding anything to the contrary contained herein, each Lender hereby authorizes and instructs the Administrative Agent to release any security interest held by it in any asset conveyed, sold, leased, assigned, transferred or otherwise disposed of in accordance with the provisions of this Section 9.6.

     SECTION 9.7 Limitations on Dividends and Changes in Capital Structure. Declare or pay any dividends upon any of its capital stock or other ownership interests; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests, or make any distribution of cash, property or assets among the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure or amend any organizational document which change or amendment could reasonably be expected to have a Material Adverse Effect; provided that:

          (a) the Borrower or any Subsidiary may pay dividends in shares of its own capital stock or other ownership interest;

          (b) any Subsidiary may pay cash or other dividends to the Borrower and its other owners, if any;

          (c) the Convertible Preferred Securities shall not be redeemed until at least one year after the Maturity Date as in effect from time to time;

          (d) the Borrower may pay cash dividends on its common stock to the holders thereof during any fiscal quarter in an aggregate amount not to exceed twenty-five percent (25%) of Net Income for the immediately preceding fiscal quarter; provided that any amounts available for dividends in any quarter ending on or after December 31, 1995 which are not so dividended during such quarter may be carried over to subsequent quarters; and

          (e) the Borrower may enter into and/or consummate any of the transactions provided for in Schedule 9.7(e); provided that the aggregate cost of consummating such transactions shall not exceed an amount equal to 50% of the proceeds received by the Borrower from the issuance or sale of its capital stock after November 30, 1995.

     SECTION 9.8 Limitations on Exchange and Issuance of Securities. Other than the currently outstanding Preferred Stock, issue any Preferred Stock except Preferred Stock may be issued by the Borrower or any of its Subsidiaries after the date hereof under circumstances where (A) no Event of Default shall result from the issuance of such Preferred Stock, and (B) such Preferred Stock cannot be redeemed at the option of the holder thereof until one year after the Maturity Date then in effect.

     SECTION 9.9 Transactions  with Affiliates.  Except as set forth on Schedule
9.9 and as otherwise expressly permitted hereunder, directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, in both cases except upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 9.10 Certain Accounting and Management Changes. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as permitted by GAAP, or replace the Chief Executive Officer of the Borrower (except upon his incompetence or death, or for "cause").

     SECTION 9.11 Amendments; Payments and Prepayments of Subordinated Debt. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt in any manner which would reasonably be expected to have an adverse effect upon the rights or interests of the Administrative Agent or the Lenders, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

     SECTION 9.12 MAE, IPT and Other Agreements. Amend, modify or terminate (a) any Management Agreement which action or event could reasonably be expected to have a Material Adverse Effect, (b) the IPT Advisory Agreement in any manner which would reasonably be expected to have an adverse effect upon the rights or interests of the Administrative Agent or the Lenders or (c) the agreement between the Borrower and MAE dated August 13, 1993 pursuant to which MAE has requested the Borrower and its Subsidiaries, among other things, to manage the "controlled properties" and "managed properties" referred to in such agreement in any manner which would reasonably be expected to have an adverse effect upon the rights or interests of the Administrative Agent or the Lenders.

     SECTION 9.13 Lines of Business. Change the lines of business in which it currently is engaged or change, directly or indirectly, or substantially alter its method of doing business in a manner which would have a Material Adverse Effect; provided, however, that notwithstanding the foregoing, (a) neither
Kreisel Company, Inc., IRG nor NPI-AP Management, L.P. shall cease to be primarily engaged in the multifamily property management business and
(b) Insignia Commercial Group, Inc. shall not cease to be engaged in the commercial property management business.

     SECTION 9.14 Restrictive Agreements. Enter into any Debt which (a) contains any negative pledge on assets or any other covenants more restrictive (taken as a whole) than the provisions of Articles VII, VIII and IX hereof, or (b) restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt or (c) restricts, limits or otherwise encumbers the ability of any Material Subsidiary to pay dividends or distributions to the Borrower.

                                    ARTICLE X

                              DEFAULT AND REMEDIES

     SECTION 10.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

          (a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Loan or Revolving Credit Note when and as due (whether at maturity, by reason of acceleration or otherwise).

          (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Revolving Credit Note or the payment of any other Obligation and such payment shall not have been made within five (5) Business Days thereafter.

          (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

          (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Section 2.8 or 6.5(d)(i) or Articles VIII or IX of this Agreement.

          (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice there- of has been given to the Borrower by the Administrative Agent.

          (f) Hedging Agreement. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount is not paid within ten
     (10) Business Days of the due date thereof.

          (g) Debt Cross-Default. There shall occur (i) any acceleration of the maturity of an aggregate principal amount outstanding of any Debt for Money Borrowed (other than the Revolving Credit Notes) of the Borrower or any Material Subsidiary in excess of $5,000,000 or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any Debt for Money Borrowed of the Borrower or any Material Subsidiary in excess of $5,000,000 and shall continue after the applicable grace or cure period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of any such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt for Money Borrowed.

          (h) Other Cross-Defaults. The Borrower or any of its Material Subsidiaries shall default in the payment when due, or in the performance or observance, of any material obligation or condition of any Material Contract involving monetary liability in an amount in excess of $1,000,000 unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

          (i) Change in Ownership and Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than Andrew L. Farkas, Metropolitan Acquisition Partners IV, L.P. ("MAP IV"), Metropolitan Acquisition Partners V, L.P. ("MAP V"), M-VI Limited Liability Company ("MAP VI") and their respective Affiliates, shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock and twenty-five percent (25%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower and Andrew L. Farkas, MAP IV, MAP V, MAP VI and their respective Affiliates cease to own 51% or more of the common stock of the Borrower.

          (j) Voluntary Bankruptcy Proceeding. The Borrower or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its proper- ty, domestic or foreign,
     (v) admit in writing  its  inability  to pay its debts as they  become due,
     (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

          (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of ninety (90) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

          (l) Failure of Agreements. Any material provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof and except where due solely to the failure to file, on a timely basis, appropriate financing or continuation statements under the Uniform Commercial Code.

          (m) Termination  Event. The occurrence of any of the following events:
     (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $5,000,000.

          (n) Judgment. A judgment or order for the payment of money not covered by insurance which causes the aggregate amount of such undischarged, unstayed and not removed judgments to exceed $5,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Material Subsidiaries by any court and such judgment or order shall continue undischarged, unstayed or not removed to bond for a period of thirty (30) days.

     SECTION 10.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

          (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans, the Revolving Credit Notes at the time outstanding, and all other amounts owed to the Lenders and Agents under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

          (b) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Agents and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agents and Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of any Agent or Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Agents and Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.



                                   ARTICLE XI

                                   THE AGENTS

     SECTION 11.1 Appointment and Authorization. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender and Lehman as Syndication Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender and Lehman as Syndication Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, no Agent shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against any Agent.

     SECTION 11.2 Delegation of Duties. Each Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by such Agent with reasonable care.

     SECTION 11.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or suffi-ciency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     SECTION 11.4 Reliance by the Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless such Revolving Credit Note shall have been transferred in accordance with Section 12.8 hereof. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Revolving Credit Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Notes.

     SECTION 11.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, it shall promptly give notice thereof to the other Agent and Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 11.6 Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges that neither any Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, subsidiaries or affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any repre- sentation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit- worthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder or by the other Loan Docu- ments, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of such Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 11.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Notes) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Revolving Credit Notes and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 11.8 Agent in Its Individual Capacity. Each Agent and its respective subsidiaries and affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though it were not an Agent hereunder. With respect to any Loans made or renewed by it and any Revolving Credit Note issued to it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 11.9 Resignation of the Administrative Agent; Successor Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders with, as long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $1,000,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall be any Lender or a commercial bank organized under the laws of the United States or any political subdivision thereof which has minimum capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.



                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.1 Notices.

          (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested.

          (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower:                 Insignia Financial Group, Inc.
                                    One Insignia Financial Plaza
                                    P.O. Box 1089
                                    Greenville, South Carolina 29602
                                    Attention:        James A. Aston
                                                      Office of the Chairman and
                                                      Chief Financial Officer
                                     Telecopy Number: (864) 239-1699


With a copy to:                     General Counsel and Secretary

With a copy (in the case
of extraordinary notices
only) to (which shall not
constitute notice
hereunder):                         Simpson Thacher & Bartlett
                                    425 Lexington Avenue - 19th Floor
                                    New York, New York 10017-3954
                                    Attention:        Charles H. F. Garner
                                    Telecopy Number:   (212) 455-2502


If to First Union as                First Union National Bank of South Carolina
Administrative Agent                One Insignia Financial Plaza
                                    P.O. Box 1329
                                    Greenville, South Carolina 29602
                                    Attention: Portfolio Management and
                                               Relationship Manager
                                    Telecopy Number: (864) 255-8357


With a copy to:                     First Union National Bank of North Carolina
                                    One First Union Center
                                    301 S. College Street, TW-10
                                    Charlotte, North Carolina 28288-0608
                                    Attention:      Syndication Agency Services
                                    Telecopy Number: (704) 383-0288

With a copy to
(which shall not
constitute notice
hereunder):                         Kennedy Covington Lobdell & Hickman, L.L.P.
                                    Suite 4200
                                    100 North Tryon Street
                                    Charlotte, North Carolina 28202-4006
                                    Attention:    J. Donnell Lassiter, Esquire
                                    Telecopy Number: (704) 331-7598

If to the
Syndication Agent:                  Lehman Commercial Paper Inc.
                                    Three World Financial Center
                                    10th Floor
                                    New York, New York  10285
                                    Attention: Michelle Swanson
                                    Telecopy Number: (212) 528-0819

If to any Lender:                   To the Address set forth on
                                    Schedule 1


          (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

     SECTION 12.2 Expenses; Indemnity. The Borrower will (a) pay all out-of-pocket expenses of the Agents in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of a single counsel for the Agents (with the right of such counsel to engage such special or local counsel as the Agents reasonably deem necessary), (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agents or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of a single counsel for the Agents and (iii) the administration and enforcement of any rights and remedies of the Agents and Lenders under the Credit Facility, including, with respect to the Administrative Agent only, consulting with appraisers, accountants, engineers and attorneys employed by the Administrative Agent concerning the nature, scope or value of any right or remedy of any Agent or Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Agents and Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors  (collectively,  the  "indemnitees"),  from and  against  any  losses,
penalties,  fines,  liabilities,   settlements,  damages,  costs  and  expenses,
suffered by any such indemnitee in connection with any claim, investigation, litigation or other proceeding (whether or not any Agent or Lender is a party thereto) and the prosecution and defense thereof, arising out of the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing result from the gross negligence or willful misconduct of the party seeking indemnification therefor or the breach by the Agents or the Lenders of this Agreement. If any claim, demand, action or cause of action is asserted against any indemnitee, such indemnitee shall promptly notify the Borrower, but the failure to so promptly notify the Borrower shall not affect the Borrower's obligations under this Section 12.2 unless such failure materially prejudices the Borrower's right to participate in the contest of such claim, demand, action or cause of action, as herein- after provided. If requested by the Borrower in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such indemnitee shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit the Borrower to participate in such contest. Any indemnitee that proposes to settle or compromise any claim or proceeding for which the Borrower may be liable for payment of indemnity hereunder shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower's concurrence thereto. The Agents are authorized at the Borrower's cost and expense to employ one counsel in enforcing the rights of the Agents and Lenders hereunder and in defending against any claim, demand, action or cause of action covered by this Section 12.2. In addition, each indemnitee shall have the right to employ its own separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnitee unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action, in which case such fees and expenses shall be paid by the Borrower. If an indemnitee shall have reasonably concluded (based upon the written advice of counsel to the Administrative Agent) that the representation by one counsel of the Agents and Lenders creates a conflict of interest for such counsel, the reasonable fees and expenses of such additional counsel as are necessary to resolve that conflict chosen by such indemnitee and reasonably satisfactory to the Borrower (provided that the Borrower's approval of such counsel shall not be unreasonably delayed or withheld) shall be borne by the Borrower. Any obligation or liability of the Borrower to any indemnitee under this Section 12.2 shall survive the expiration or termination of this Agreement and the repayment of the Obligations.

     SECTION 12.3 GOVERNING LAW. THIS AGREEMENT, THE REVOLVING CREDIT NOTES AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE EXPRESSLY SET FORTH THEREIN, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     SECTION 12.4 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN GREENVILLE COUNTY, SOUTH CAROLINA, IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY ANY AGENT OR LENDER IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OTHERWISE IN THE MANNER SPECIFIED IN SECTION 12.1. NOTHING IN THIS SECTION 12.4 SHALL AFFECT THE RIGHT OF ANY AGENT OR LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR AFFECT THE RIGHT OF ANY AGENT OR LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

     SECTION 12.5 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH AGENT AND LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     SECTION 12.6 Reversal of Payments. To the extent the Borrower makes a payment or payments to any Agent for the ratable benefit of the Lenders or any Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by such Agent.

     SECTION 12.7 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to deter- mine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agents to the contrary agreed to by the Borrower, be performed in accordance with GAAP. In the event of changes in GAAP in accordance with the definition thereof, the Borrower and the Lenders will thereafter negotiate in good faith to revise, by amendment of this Agreement, any covenants of this Agreement affected thereby in order to make such covenants consistent with GAAP then in effect. All projections and estimates of financial results shall be made in good faith and based on reasonable assumptions.

     SECTION 12.8 Successors and Assigns; Participations.

          (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agents and Lenders, all future holders of the Revolving Credit Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. (b) Assignment by Lenders. Each Lender may, with the consent of the Agents, which consent shall not be unreasonably withheld or delayed, and, as long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Revolving Credit Notes held by it); provided that:

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000 and the assigning Lender shall retain a Commitment of at least $5,000,000;

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit E (an "Assignment and Acceptance"), together with any Revolving Credit Note or Revolving Credit Notes subject to such assignment;

          (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Revolving Credit Notes under the blue sky laws of any state; and

          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof or upon any assignment requested by the Borrower pursuant to the terms of Sections 2.8 or 3.12.

     Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d) Register. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Issuance of New Revolving Credit Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Revolving Credit Note or Revolving Credit Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit E:

          (i) accept such Assignment and Acceptance;

          (ii) record the information contained therein in the Register;

          (iii) give prompt notice thereof to the Lenders and the Borrower; and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Credit Note or Revolving Credit Notes, a new Revolving Credit Note or Revolving Credit Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note or Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Credit Note or Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit Notes delivered to the assigning Lender. Each surrendered Revolving Credit Note or Revolving Credit Notes shall be canceled and returned to the Borrower.

     (f) Participations. Each Lender may sell participations to one or more banks or other financial institutions which are not competitors of the Borrower in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Revolving Credit Notes held by it); provided that:

          (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iii) such Lender shall remain the holder of the Revolving Credit Notes held by it for all purposes of this Agreement;

          (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release any collateral securing the Obligations or any Security Document; and

          (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Revolving Credit Notes under the blue sky law of any state.

     (g) Disclosure of Information; Confidentiality. The Agents and each Lender agree to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure to (i) legal counsel, accountants, and other professional advisors, on a need-to-know basis, (ii) regulatory officials, (iii) as required by law or legal process (including by subpoena) or in connection with any legal proceeding, and
(iv) another financial institution in connection with a disposition or proposed disposition of any of its interests hereunder or under any Loan Document, upon execution by such institution of an agreement to keep such information confidential to the extent described in this Section 12.8(g). The Agents and Lenders agree that the breach of this Section 12.8(g), including the disclosure of any confidential information received from the Borrower pursuant to this Agreement, shall constitute a material breach of this Agreement. Notwithstanding
(ii) and (iii) above, in the event that any such Person is requested pursuant to, or required by, Applicable Law or Governmental Authority to disclose any such information, such Person will provide the Borrower with prompt notice of such request or requirement, unless prohibited by law or regulation, in order to enable the Borrower to seek an appropriate protective order or other remedy, or to consult with such Person with respect to the Borrower's taking steps to resist or narrow the scope of such request or legal process. If, in such event, the Borrower has not provided such Person with a protective order or other remedy in sufficient time, with such Person acting in good faith and otherwise in its sole discretion, for such Person to avoid unlawful nondisclosure of such information, such Person may disclose such information pursuant to such Applicable Law or Governmental Authority, as the case may be, without any recourse or remedy against such Person by the Borrower or any Affiliate of the Borrower, which the Borrower hereby expressly waives.

     (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Revolving Credit Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 12.9 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Docu- ments may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall (a) except as specifically set forth in Section 2.8, increase the amount or extend the time of the obligation of the Lenders to make Loans (including without limitation pursuant to Section 2.6), (b) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (c) reduce the rate of interest or fees payable on any Loan, (d) permit any subor- dination of the principal or interest on any Loan, (e) release any collateral or Security Document (other than as specifically permitted in this Agreement) or (f) amend the provisions of this Section 12.9 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XI shall be made without the written consent of the Agents.

     SECTION 12.10 Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 12.11 No Fiduciary Relationship. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, neither the Agent nor any Lender shall have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with the Borrower or any of its Subsidiaries, any Guarantor or any Pledgor.

     SECTION 12.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Agents and any Persons designated by any Agent or Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     SECTION 12.13 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Agents and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agents and Lenders against events arising after such termination as well as before.

     SECTION 12.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 12.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 12.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 12.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     SECTION 12.18 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Articles VII, VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VII, VIII or IX if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VII, VIII or IX.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.



[CORPORATE SEAL]                              INSIGNIA FINANCIAL GROUP, INC.



                                               By:      ______________________
                                               Name:    ______________________
                                               Title:   _______________________

                                    FIRST UNION NATIONAL BANK OF SOUTH
                                    CAROLINA, as Administrative Agent and Lender



                                    By:      __________________________________
                                    Name:    ______________________
                                    Title:   _______________________

                                    LEHMAN COMMERCIAL PAPER INC., as
                                    Syndication Agent and Lender



                                     By:      __________________________________
                                     Name:    ______________________
                                     Title:   _______________________

                                      BANK OF AMERICA, FSB, as Co-Agent
                                      and Lender



                                       By:      ______________________
                                       Name:    ______________________
                                       Title:   _______________________

                                       CREDIT LYONNAIS
                                       Atlanta Agency,
                                       as Co-Agent and Lender



                                       By:  ________________________________
                                       Name:    ____________________
                                       Title:   ____________________

                                        DRESDNER BANK AG, NEW YORK BRANCH
                                        AND GRAND CAYMAN BRANCH,
                                        as Co-Agent and Lender



                                        By:      __________________________
                                        Name:    ______________________
                                        Title:   _______________________



                                         By:      ______________________
                                         Name:    ______________________
                                         Title:   _______________________

                                         THE FIRST NATIONAL BANK OF BOSTON, as
                                         Co-Agent and Lender


                                         By:      _________________________
                                         Name:    ______________________
                                         Title:   _______________________

                                           NATIONSBANK, N.A., as Co-Agent and
                                           Lender



                                            By:      _______________________
                                            Name:    ______________________
                                            Title:   _______________________

                                            THE BANK OF NEW YORK, as Co-Agent
                                            and Lender



                                             By:  __________________________
                                             Name:    ______________________
                                             Title:   _______________________

                                            BHF-BANK AKTIENGESELLSCHAFT



                                            By:      ______________________
                                            Name:    ______________________
                                            Title:   _______________________



                                            By:     ________________________
                                            Name:    ______________________
                                            Title:   _______________________

                                            CREDITANSTALT-BANKVEREIN



                                            By:      ________________________
                                            Name:    ______________________
                                            Title:   _______________________




                                            By:      _________________________
                                            Name:    ______________________
                                            Title:   _______________________

                                            KREDIETBANK N.V.,
                                            GRAND CAYMAN BRANCH



                                            By:      ________________________
                                            Name:    ______________________
                                            Title:   _______________________



                                            By:      _______________________
                                            Name:    ______________________
                                            Title:   _______________________

                                            NATIONAL BANK OF SOUTH CAROLINA


                                            By:      ________________________
                                            Name:    ______________________
                                            Title:   _______________________

                                            THE ROYAL BANK OF SCOTLAND plc



                                             By:      _________________________
                                             Name:    ______________________
                                             Title:   _______________________

                                            THE SUMITOMO BANK, LIMITED



                                            By:      ______________________
                                            Name:    ______________________
                                            Title:   _______________________

                                   SCHEDULE 1
                                       to
        Amended and Restated Credit Agreement Dated as of March 19, 1997
                                  by and among
                         Insignia Financial Group, Inc.,
                           the Lenders Party Thereto,
                                       and
                  First Union National Bank of South Carolina,
                            as Administrative Agent,
                                       and
                          Lehman Commercial Paper Inc.,
                              as Syndication Agent



                             LENDERS AND COMMITMENTS



                                                    COMMITMENT
                                                 AND COMMITMENT
LENDER                                               PERCENTAGE                 ADDRESS

Agents


First Union National Bank                            $27,500,000                One Insignia Financial Plaza
  of South Carolina                                     10.00%                  One Beattie Place
                                                                                Greenville, South Carolina  29601
                                                                                Attention:  Charles P. Cecil
                                                                                Telephone No.: 864/255-8330

Lehman Commercial Paper Inc.                         $27,500,000                Three World Financial Center
                                                        10.00%                  18th Floor
                                                                                New York, New York  10285
                                                                                Attention:  William Gates
                                                                                Telephone No.:            212/526-1800



Co-Agents

Bank of America, FSB                                 $25,000,000                1230 Peachtree Street
                                                         9.10%                  Suite 3600
                                                                                Atlanta, Georgia  30309
                                                                                Attention:  Calvin Blount
                                                                                Telephone No.:    404/815-5929

Credit Lyonnais,                                     $25,000,000                1301 Avenue of the Americas
   Atlanta Agency                                        9.09%                  Leverage Department, Floor 18
                                                                                New York, New York  10019-5022
                                                                                Attention:  C. J. Baldoni
                                                                                Telephone No.:   212/261-7868

Dresdner Bank AG,                                    $25,000,000                75 Wall Street
   New York Branch and                                   9.09%                  29th Floor
   Grand Cayman Branch                                                          New York, New York  10005-2889
                                                                                Attention:  Johannes Boeckmann
                                                                                Telephone No.:  212/429-2479




The First National Bank of                           $25,000,000                100 Federal Street
   Boston                                                9.09%                  Mail Stop 01-32-03
                                                                                Boston, Massachusetts  02110
                                                                                Attention:  William M. Cotter
                                                                                Telephone No.:            617/434-3253

NationsBank, N.A.                                    $25,000,000                7 North Laurens Street
                                                         9.09%                  4th Floor
                                                                                Greenville, South Carolina  29601
                                                                                Attention:  David W. Weaver
                                                                                Telephone No.:            803/271-5643

The Bank of New York                                 $25,000,000                One Wall Street
                                                         9.09%                  21st Floor
                                                                                New York, New York  10286
                                                                                Attention:  Anthony J. Verzi
                                                                                Telephone No.:            212/635-4673




Participants

BHF-BANK Aktiengesellschaft                          $17,500,000                590 Madison Avenue
                                                         6.36%                  New York, New York 10022
                                                                                Attention:  Joy Robin
                                                                                Telephone No.:            212/756-5935

Creditanstalt-Bankverein                             $15,000,000                Two Greenwich Plaza
                                                         5.45%                  Greenwich, Connecticut  06830
                                                                                Attention:  Lisa Bruno
                                                                                Telephone No.:            203/851-6588

                                                                                With copy to:

                                                                                Two Ravinia Drive
                                                                                Suite 1680
                                                                                Atlanta, Georgia  30346
                                                                                Attention:  Scott Kray
                                                                                Telephone No.:            770/390-1850

The Royal Bank of                                    $15,000,000                Wall Street Plaza
   Scotland plc                                          5.45%                  88 Pine Street
                                                                                26th Floor
                                                                                New York, New York  10005
                                                                                Attention:  Derek Bonnar
                                                                                Telephone No.:            212/269-1718

The Sumitomo Bank, Limited                           $10,000,000                Atlanta Peachtree Center
                                                         3.64%                  303 Peachtree Street, Suite 4420
                                                                                Atlanta, Georgia  30308
                                                                                Attention:  E. B. Buchanan
                                                                                Telephone No.:            404/524-6544

Kredietbank N.V.,                                    $ 7,500,000                1349 West Peachtree Street
  Grand Cayman Branch                                    2.73%                  Suite 1750
                                                                                Atlanta, Georgia  30309
                                                                                Attention:  Jackie K. Brunetto
                                                                                Telephone No.:            404/876-2556

National Bank of                                     $ 5,000,000                1241 Main Street
   South Carolina                                        1.82%                  Columbia, South Carolina  29201
                                                                                Attention:  Alan J. Whitecross
                                                                                Telephone No.:            803/929-2104


                             Exhibits and Schedules


EXHIBITS

Exhibit A         -        Form of Revolving Credit Note
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Notice of Conversion/Continuation
Exhibit D         -        Form of Officer's Compliance Certificate
Exhibit E         -        Form of Assignment and Acceptance
Exhibit F         -        Form of Availability Certificate
Exhibit G         -        Form of Amended and Restated Guaranty Agreement
Exhibit H         -        Form of Pledge and Security Agreement
Exhibit I         -        Form of Lender Addition and Acknowledgment Agreement



SCHEDULES

Schedule 1           -        Lenders and Commitments
Schedule 5.1(a)      -        Jurisdictions of Organization and Qualification
Schedule 5.1(b)      -        Subsidiaries and Capitalization
Schedule 5.1(e)      -        Pending Investigations
Schedule 5.1(i)      -        ERISA Plans
Schedule 5.1(l)      -        Material Contracts
Schedule 5.1(m)      -        Labor and Collective Bargaining Agreements
Schedule 5.1(s)      -        Debt and Contingent Obligations
Schedule 5.1(t)      -        Litigation
Schedule 9.3         -        Existing Liens
Schedule 9.4         -        Existing Loans, Advances and Investments
Schedule 9.7(e)      -        Permitted Redemptions and Warrant
                              Purchases
Schedule 9.9         -        Transactions with Affiliates